CERTIFICATE OF AMENDMENT
                               OF
                   ARTICLES OF INCORPORATION
                               OF
                    TITANIC LAS VEGAS, INC.


     The  undersigned  President and Secretary of TITANIC LAS  VEGAS,  INC.

does hereby certify:

     That  the  Board of Directors of said Corporation, at a  meeting  duly convened  and held on the  January 13, 2000, adopted a resolution to  amend the Articles of Incorporation as follows:

1.   Article I is amended to read as follows:

     Article I - NAME

     The exact name of this corporation is:

                    RUB INVESTMENTS LIMITED

     The  number  of shares of the corporation outstanding and entitled  to vote  on  an amendment to the Articles of Incorporation is 5,000,000;  that the  said changes and amendments have been consented to and approved  by  a majority  of  the  stockholders  holding  at  least  a  majority  of  stock outstanding  and entitled to vote thereon at a meeting of the  Shareholders held January 13, 2000.

DATED: January 17, 2000

                                   /s/ Anthony DeMint

                                   ________________________________
                                   ANTHONY N. DeMINT,
                                    President and Secretary

STATE OF NEVADA     )
                    ) SS:
COUNTY OF CLARK     )

     On January 17, 2000, personally appeared before me, a Notary Public, ANTHONY N. DeMINT, who acknowledged that he executed the above instrument.

                                   Debra Amigone
                                   _____________________________
                                   NOTARY PUBLIC